Exhibit 10.1.3

EXECUTION VERSION

AMENDED AND RESTATED SECURITY AGREEMENT dated as of April 28, 2010, made by GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“GrafTech”), GRAFTECH GLOBAL ENTERPRISES INC., a Delaware corporation (“Global”), GRAFTECH FINANCE INC., a Delaware corporation (“Finance” and, together with Graftech Switzerland S.A., the “Borrowers”), and the other subsidiaries of GrafTech from time to time party hereto (together with GrafTech, Global and Finance, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (such term and each other capitalized term used but not otherwise defined herein having the meaning given it in the Amended and Restated Credit Agreement dated as of April 28, 2010, among GrafTech, Global, the Borrowers, the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the accounts of the LC Subsidiaries upon the terms and subject to the conditions set forth therein;

WHEREAS the Credit Agreement is being amended and restated and each Grantor that is a party to the existing Security Agreement dated as of February 8, 2005, among GrafTech, Global, Finance, the grantors from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent for the lenders, has agreed to reaffirm and confirm the security interests granted by it and its obligations thereunder and to amend and restate such existing Security Agreement in the form hereof;

WHEREAS it is a condition precedent to the obligations of the Lenders to make the Loans and the Issuing Bank to issue the Letters of Credit that the Grantors guarantee payment and performance of the obligations under the Credit Agreement and the other Loan Documents;

WHEREAS, in satisfaction of such condition, the Grantors have entered into certain Guarantee Agreements for the benefit of the Secured Parties;

WHEREAS it is a further condition precedent to the obligations of the Lenders to make the Loans and the Issuing Bank to issue the Letters of Credit that the Grantors shall have executed and delivered this Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and the Issuing Bank to issue Letters of Credit, each of the Grantors hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms.

1.1 Definitions. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b) The following terms shall have the following meanings:

“Account Debtor” shall mean any person who may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” shall mean this Security Agreement, as the same may be amended, modified, restated or otherwise supplemented from time to time.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Agreement.

“General Intangibles” shall mean with respect to each Grantor, the meaning assigned to such term in the UCC on the date hereof to the extent, in the case of any General Intangibles arising under any contract or agreement, that the grant by such Grantor of a security interest pursuant to this Agreement in its rights under such contract or agreement is permitted without the consent of any other person, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from such other person (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Account or General Intangible or any money or other amounts due or to become due under any such contract or agreement to the extent provided in Sections 9-404, 9-405 and 9-406 of the UCC as in effect on the date hereof.

“Indemnitees” shall mean the Secured Parties and their respective officers, directors, trustees, affiliates and controlling persons.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by a Borrower or any Subsidiary under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of GrafTech, Global, the Borrowers and the Subsidiaries under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of GrafTech, Global, the Borrowers and the Subsidiaries under or pursuant to the Credit Agreement and the other Loan Documents, (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of GrafTech, Global, the Borrowers and the Subsidiaries, monetary or otherwise, under each Interest/Exchange Rate Protection Agreement and each Commodity Rate Protection Agreement entered into with any counterparty that (i) is or was a Lender (or an Affiliate thereof) at the time such Interest/Exchange Rate Protection Agreement or Commodity Rate Protection Agreement was entered into or (ii)(A) was a “Lender” as defined in the Existing Credit Agreement (or an Affiliate thereof) at the time such Interest/Exchange Rate Protection Agreement or Commodity Rate Protection Agreement was entered into and (B) was one of the initial Lenders under the Credit Agreement (or an Affiliate thereof), (d) all obligations of GrafTech, Global, Finance and the Subsidiaries under the Guarantee Agreements and (e) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of the obligations of GrafTech, Global, the Borrowers and the Subsidiaries, monetary or otherwise, under each Cash Management Arrangement entered into with (i) any person that is or was a Lender (or an Affiliate thereof) at the time such Cash Management Arrangement was entered into or (ii) in the case of any Cash Management Arrangement in effect on the Effective Date, any person that was a Lender under the Credit Agreement on the Effective Date (or an Affiliate thereof).

“Perfection Certificate” shall mean a certificate substantially in the form of Annex I hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of Finance on behalf of Finance.

“Security Interest” shall have the meaning assigned to such term in Section 2 of this Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. The words “include”,

“includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in and to all of the following property now owned or at any time hereafter acquired by such Grantor, subject to Permitted Liens (as defined below) (collectively, with respect to each Grantor, the “Collateral”):

(a) all Accounts;

(b) all cash and Deposit Accounts;

(c) all Documents;

(d) all Equipment;

(e) all General Intangibles;

(f) all Instruments;

(g) all Inventory;

(h) all Investment Property;

(i) Letter-of-Credit rights;

(j) commercial tort claims;

(k) all books and records pertaining to the Collateral; and

(l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything contained in this Agreement or any Loan Document to the contrary, “Collateral” shall not include (i) any voting Capital Stock of any CFC (including that of Swissco) in excess of 65% of the outstanding voting Capital Stock of such CFC, or (ii) any property of the type specified in Sections 2(b), (d) (to the extent such Equipment constitutes Fixtures), (e), (f) and (g) if the granting of a Lien by such Grantor hereunder would violate the terms of, or otherwise constitute a default under, any document or instrument to which any Loan Party is a party (other than those documents or instruments between or among the Loan Parties and/or their Affiliates only) relating to the ownership of, or pertaining to any rights or interests held in, such property; provided that the terms to be violated or default that would result in the event of the granting of the Lien hereunder are typical or customary in connection with the document or instrument to which they relate.

Such security interests are granted as security only and shall not subject any Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (b) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

3. Representations and Warranties. Each Grantor hereby represents and warrants, as to itself and the Collateral in which the security interest is created by it hereunder, that:

3.1 Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained, subject to Liens permitted pursuant to the Credit Agreement (including any such Lien expressly permitted pursuant to Section 7.02 thereof in respect of which a release in a form acceptable to the Collateral Agent has been delivered to the Collateral Agent) (the “Permitted Liens”).

3.2 Filings. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection

Certificate (or specified by notice from GrafTech, Global or the Borrowers to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement) are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

3.3 Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (b) subject to the filings described in Section 3.2 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

3.4 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien except for Permitted Liens. Except to the extent permitted under the Credit Agreement, the Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral or (b) any collateral assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

4. Covenants. Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

4.1 Delivery of Instruments and Chattel Paper. If an Event of Default shall have occurred and be continuing and if any amount payable under or in connection with any of the Collateral owned by such Grantor shall be or become evidenced by any promissory note, other instrument or chattel paper, upon the request of the Collateral Agent, such promissory note, instrument or chattel paper shall, to the extent not already delivered under another Loan Document, be immediately delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

4.2 Maintenance of Insurance. Such Grantor shall maintain insurance policies in accordance with the requirements of Section 6.02 of the Credit Agreement.

4.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interests created by this Agreement as first perfected security interests subject only to Permitted Liens and shall defend such security interests against all claims and demands of all persons whomsoever (other than those pursuant to Permitted Liens).

(b) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

4.4 Changes in Locations, Name, etc. Such Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Such Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.

4.5 Further Identification of Collateral. Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral owned by it and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

4.6 Notices. Such Grantor shall advise the Collateral Agent promptly, in reasonable detail, at its address set forth in Section 10.01 of the Credit Agreement, of:

(a) any Lien (other than security interests created hereby or Permitted Liens) on any material portion of the Collateral; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created hereby or on the aggregate value of (i) the Collateral owned by it and (ii) all other Collateral (as such term is defined in the other Security Documents) owned by GrafTech, Global, Finance and the other Grantors taken as a whole.

4.7 Collateral Agent’s Liabilities and Expenses; Indemnification. (a) Notwithstanding anything to the contrary provided herein, the Collateral Agent assumes no liabilities with respect to any claims regarding each Grantor’s ownership (or purported ownership) of, or rights or obligations (or purported rights or obligations) arising from, the Collateral or any use (or actual or alleged misuse) whether arising out of any past, current or future event, circumstance, act or omission or otherwise, or any claim, suit, loss, damage, expense or liability of any kind or nature arising out of or in connection with the Collateral or the production, marketing, delivery, sale or provision of goods or services under or in connection with any of the Collateral. All of such liabilities shall, as between the Collateral Agent and the Grantors, be borne exclusively by the Grantors.

(b) Each Grantor hereby agrees to pay all expenses of the Collateral Agent and to indemnify the Collateral Agent with respect to any and all losses, claims, damages, liabilities and related expenses in respect of this Agreement or the Collateral, in each case to the extent the Borrowers are required to do so pursuant to Section 10.03 of the Credit Agreement.

(c) Any amounts payable by a Grantor as provided hereunder shall be additional Obligations of it secured hereby and by the other Security Documents. Without prejudice to the survival of any other agreements contained herein, all indemnification and reimbursement obligations contained herein shall survive the payment in full of the principal and interest under the Credit Agreement, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

4.8 Use and Disposition of Collateral. A Grantor shall not (i) make or permit to be made an assignment, pledge or hypothecation of the Collateral owned by it, and shall grant no other security interest in such Collateral (other than pursuant hereto or except for any Permitted Liens) or (ii) make or permit to be made any transfer of such Collateral, and shall remain at all times in possession thereof, other than transfers to the Collateral Agent pursuant to the provisions hereof; notwithstanding the foregoing, such Grantor may use and dispose of such Collateral in any lawful manner not in violation of the provisions of this Agreement, the Credit Agreement or any other Loan Document to which it is a party, unless the Collateral Agent shall, after an Event of Default shall have occurred and during the continuance thereof, notify such Grantor not to sell, convey, lease, assign, transfer or otherwise dispose of any such Collateral other than Inventory in the ordinary course of business and other than any other transfers between Finance or a Wholly Owned Subsidiary that is a Grantor and Finance or a Wholly Owned Subsidiary that is a Grantor.

5. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral owned by it:

5.1 Instruments. Except as otherwise provided in the Pledge Agreement, if any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

5.2 Deposit Accounts. For each Deposit Account that any Grantor at any time opens or maintains, such Grantor shall either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other person, pursuant to an agreement reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the Deposit Account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such Deposit Account; provided that such Grantor shall not be required to take such actions with respect to such Deposit Account until such period as may reasonably be specified by the Collateral Agent. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) any Deposit Account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) Deposit Accounts for which the Collateral Agent is the depositary.

5.3 Investment Property. Except to the extent otherwise provided in the Pledge Agreement, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, with such period as may reasonably be specified by the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

5.4 Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

5.5 Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit (other than a trade letter of credit) in an amount in excess of $500,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the reasonable request of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

5.6 Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $500,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

6. Provisions Relating to Accounts.

6.1 Grantors Remain Liable under Accounts. Anything herein to the contrary notwithstanding, a Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. No Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.2 Analysis of Accounts. The Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default to make test verifications of the Accounts in any manner and through any medium that it considers reasonably advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time upon the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s reasonable request and at the expense of each Grantor, each Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s reasonable satisfaction the existence, amount and terms of any Accounts.

6.3 Collections on Accounts. (a) The Collateral Agent hereby authorizes each Grantor to collect the Accounts, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by a Grantor during the continuance of such an Event of Default, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent as provided in Section 7.3, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.

(b) At the Collateral Agent’s reasonable request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

6.4 Representations and Warranties. As of the date hereof, the place where each Grantor keeps its records concerning the Accounts is at the location listed in Section 2(b) of the Perfection Certificate.

6.5 Covenants. (a) The amount represented by each Grantor to the Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of the Accounts shall at such time be in all material respects the correct amount actually owing by such account debtor or debtors thereunder.

(b) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business, if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise, or settlement under any circumstances during the continuance of such Event of Default.

(c) Unless a Grantor shall deliver prior written notice, identifying the change of location for its books and records, such Grantor shall not remove its books and records from the location specified in Section 6.4.

7. Remedies.

7.1 Notice to Account Debtors. Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, a Grantor shall notify account debtors on any Account, Chattel Paper, General Intangible or other Collateral that such Account, Chattel Paper, General Intangible or other Collateral has been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof during the continuance of such an Event of Default shall be made directly to the Collateral Agent.

7.2 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.3 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by a Grantor consisting of cash, checks and other near-cash items shall upon the Collateral Agent’s request be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, upon the Collateral Agent’s request (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Sections VIII(h) and VIII(i) of the Credit

Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence) forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the sole dominion and control of the Collateral Agent and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall, subject to Section 7.3, continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

7.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have requested a Grantor to take any action set forth in Section 6.3(a) or 7.2 or the Collateral Agent shall have taken any action pursuant to Section 7.4, the Collateral Agent shall apply the proceeds as follows:

First, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all reasonable court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

Second, to the payment of all amounts of the Obligations owed to the Secured Parties in respect of Loans made by them and outstanding and amounts owing in respect of any LC Disbursement or Letter of Credit or under any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement, pro rata as among the Secured Parties in accordance with the amount of such Obligations owed to them;

Third, to the payment and discharge in full of the Obligations (other than those referred to above), pro rata as among the Secured Parties in accordance with the amount of such Obligations owed to them; and

Fourth, after payment in full of all Obligations, to the applicable Grantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any Collateral then remaining.

7.4 UCC Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon a Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of (to the extent permitted by law) any right or equity of redemption in a Grantor, which right or equity is hereby, to the extent permitted by law, waived or released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care or safekeeping of any of such Collateral or reasonably relating to such Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 7.3, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Sections 9-610 and 9-615 of the UCC, need the Collateral Agent account for the surplus, if any, to such Grantor. If any notice of a proposed sale or other disposition of such Collateral shall be required by law, such notice shall be in writing and deemed reasonable and proper if given at least 10 days before such sale or other disposition.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

7.5 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges it may acquire under the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay (i) in the case of each of GrafTech and Global, its Obligations or those of Finance (including as guarantor) and (ii) in the case of each other Grantor, the

Obligations and the reasonable fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

8. Collateral Agent’s Appointment as Attorney-in-Fact; Collateral Agent’s Performance of Grantors’ Obligations.

8.1 Powers. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, during the continuance of an Event of Default, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following upon the occurrence and during the continuance of an Event of Default:

(a) in the name of such Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable;

(b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof,

(c) to execute, in connection with any sale provided for in Section 7.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(d) (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (vii) generally, to use, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and at the expense of such Grantor, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon such Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2 Performance by Collateral Agent of Grantor’s Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

8.3 Grantor’s Reimbursement Obligation. The expenses of the Collateral Agent reasonably incurred in connection with actions undertaken as provided in this Section 8, together with interest thereon at a rate per annum equal to the default rate of interest set forth in Section 2.12 of the Credit Agreement, from the date payment is demanded by the Collateral Agent to the date reimbursed by a Grantor, shall be payable by Finance to the Collateral Agent on demand.

8.4 Ratification; Power Coupled With An Interest. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

9. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. No Secured Party nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

10. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting.

11. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary that is a Grantor shall be given to it in care of Finance as provided in Section 10.01 of the Credit Agreement.

12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

13. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance of any Letters of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement, or any fee or any other amount payable under or in respect of this Agreement or any other Loan Document is outstanding and unpaid and so long as any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Loan Party or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or any Secured Party or its properties in the courts of any jurisdiction.

(b) Each Grantor and each Secured Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service by mail at the address provided for notices in Section 11. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

16. Termination and Release. (a) This Agreement and the security interest created hereunder shall terminate when all Obligations have been fully and indefeasibly paid and when the Secured Parties have no further Commitments under the Credit Agreement and no Letters of Credit are outstanding, at which time the Collateral Agent shall execute and deliver to each Grantor, or to such person or persons as such Grantor shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by such Grantor at its expense which such Grantor shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 16(a) shall be without recourse to or warranty by the Collateral Agent.

(b) Notwithstanding anything herein to the contrary, if all the obligations in respect of any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement, if any, have been secured on a ratable basis with the obligations under a refinancing or replacement of the Credit Agreement, then this Agreement and the security interest created hereunder shall terminate when all the obligations under the Credit Agreement have been fully and indefeasibly paid and when the Secured Parties have no further Commitments under the Credit Agreement and no Letters of Credit are outstanding.

(c) Each Grantor (other than GrafTech, Global, Finance and GrafTech International Holdings Inc.) shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that a portion of the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of GrafTech in a transaction permitted pursuant to Section 7.05 of the Credit Agreement that will result in such Grantor ceasing to be a Subsidiary after giving effect to such disposition. Any Collateral granted hereunder shall be released (automatically and without further action on the part of the Collateral Agent) upon the sale, transfer or other disposition of such Collateral to a transferee who is not a “Grantor” hereunder, to the extent that such sale, transfer or other disposition is permitted under the Credit Agreement.

17. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the other Loan Documents shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

18. Amendments in Writing; No Waiver; Cumulative Remedies.

18.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantors and the Collateral Agent; provided that any provision of this Agreement may be waived by the Required Lenders pursuant to a letter or agreement executed by the Collateral Agent or by telecopy transmission from the Collateral Agent.

18.2 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 20.1) or delay be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.

19. Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

20. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

21. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor and the Secured Parties and their successors and assigns; provided that this Agreement may not be assigned by any Grantor without the prior written consent of the Collateral Agent.

22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

24. Additional Grantors. Pursuant to Section 6.11 of the Credit Agreement (and the requirement thereunder that all actions be taken in order to cause the Collateral and Guarantee Requirement to be satisfied at all times), certain Subsidiaries are required to enter into this Agreement as a Grantor upon the occurrence of certain events. Upon execution and delivery, after the date hereof, by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit A, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor hereunder. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GRAFTECH INTERNATIONAL LTD.,

by
/s/ Mark R. Widmar
	Name:	Mark R. Widmar
	Title:	Vice President and Chief Financial Officer

GRAFTECH GLOBAL ENTERPRISES INC.,

by
/s/ Mark R. Widmar
	Name:	Mark R. Widmar
	Title:	Vice President and Chief Financial Officer

GRAFTECH FINANCE INC.,

by
/s/ Mark R. Widmar
	Name:	Mark R. Widmar
	Title:	Vice President and Chief Financial Officer

EACH OF THE GRANTOR SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

by
/s/ John D. Moran
	Name:	John D. Moran
	Title:	Attorney-in-Fact

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
/s/ Jennifer Heard
	Name:	Jennifer Heard
	Title:	Vice President

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE I

TO SECURITY AGREEMENT

GRANTOR SUBSIDIARIES

GrafTech International Holdings Inc.

12900 Snow Road

Parma, Ohio 44130

GrafTech International Trading Inc.

12900 Snow Road

Parma, Ohio 44130

GrafTech Technology LLC

12900 Snow Road

Parma, Ohio 44130

Graphite Electrode Network LLC

12900 Snow Road

Parma, Ohio 44130

GrafTech NY Inc.

12900 Snow Road

Parma, Ohio 44130

GrafTech DE LLC

12900 Snow Road

Parma, Ohio 44130

GrafTech Seadrift Holding Corp.

12900 Snow Road

Parma, Ohio 44130

GrafTech Delaware I Inc.

12900 Snow Road

Parma, Ohio 44130

GrafTech Delaware II Inc.

12900 Snow Road

Parma, Ohio 44130

GrafTech Delaware III Inc.

12900 Snow Road

Parma, Ohio 44130

GrafTech Holdings Inc.

12900 Snow Road

Parma, Ohio 44130

EXHIBIT A

TO SECURITY AGREEMENT

SUPPLEMENT NO. [—] dated as of [            ], to the Amended and Restated Security Agreement dated as of April 28, 2010 (the “Security Agreement”), made by GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“GrafTech”), GRAFTECH GLOBAL ENTERPRISES INC., a Delaware corporation (“Global”), GRAFTECH FINANCE INC., a Delaware corporation (“Finance” and, together with GrafTech Switzerland S.A., the “Borrowers”), and the other subsidiaries of GrafTech from time to time party thereto (together with GrafTech, Global and Finance, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (such term and each other capitalized term used but not defined herein having the meaning given it in the Security Agreement, and if not defined therein, having the meaning given it in the Credit Agreement (as defined below)).

A. Reference is made to the Amended and Restated Credit Agreement dated as of April 28, 2010 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GrafTech, Global, the Borrowers, the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank.

B. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Pursuant to Section 6.11 of the Credit Agreement (and the requirement thereunder that all actions be taken in order to cause the Collateral and Guarantee Requirement to be satisfied at all times), certain Subsidiaries are required to enter into the Security Agreement as a Grantor upon the occurrence of certain events. Section 24 of the Security Agreement provides that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Grantor”) is a Subsidiary and is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 24 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Security

Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency or similar laws effecting creditors’ rights generally and equitable principles of general applicability.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature, with a copy to Finance, as such address may be changed in accordance with the Security Agreement.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By

Name:
Title:
Address:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

By

Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT TO SECURITY AGREEMENT]

ANNEX I

TO SECURITY AGREEMENT

[FORM OF] PERFECTION CERTIFICATE

On this [—] day of [            ], reference is made to (a) the Amended and Restated Credit Agreement dated as of April 28, 2010 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among GrafTech International Ltd., a Delaware corporation (“GrafTech”), GrafTech Global Enterprises Inc., a Delaware corporation (“Global”), GrafTech Finance Inc., a Delaware corporation (“Finance”), GrafTech Switzerland S.A. (“Swissco” and, together with Finance, the “Borrowers”), the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, and (b) the Amended and Restated Security Agreement dated as of April 28, 2010 (the “Security Agreement”), among GrafTech, Global, Finance, the subsidiary grantors from time to time party thereto and the Collateral Agent. Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Security Agreement, or, if not defined therein, in the Credit Agreement.

The undersigned, a Financial Officer of Finance, hereby certifies to the Collateral Agent and each other Secured Party as follows:

1. Names.

(a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

(b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

2. Current Locations.

(a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Address	County	State

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any accounts receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Address	County	State

(c) Set forth below opposite the name of each Grantor are the names and addresses of all persons other than such Grantor that have possession of any of the Collateral other than investment property or deposit accounts of such Grantor:

Grantor	Name	Address	County	State

3. Unusual Transactions. All accounts receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. Attached hereto as Schedule 4(A) are true copies of file search reports from the Uniform Commercial Code filing offices where filings described in Section 4.19 of the Credit Agreement are to be made. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared by the Collateral Agent based upon the information provided herein for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 hereof, each filing and the filing office in which such filing is to be made.

7. Stock Ownership. Attached hereto as Schedule 7 is a true and correct list of all the duly authorized, issued and outstanding equity interests of GrafTech, Global, the Borrowers and each Subsidiary and the record and beneficial owners of such equity interests. Also set forth on Schedule 7 is each equity investment of GrafTech, Global, the

2

Borrowers and each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

8. Notes. Attached hereto as Schedule 8 is a true and correct list of all notes held by GrafTech, Global, the Borrowers and each Subsidiary that is a Grantor.

9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by GrafTech and any subsidiary of GrafTech to GrafTech or any subsidiary of GrafTech (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under one or more Pledge Agreements, and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to GrafTech or any Subsidiary other than intercompany sales of inventory in the ordinary course of business.

10. Mortgage Filings. Attached hereto as Schedule 10 is a list setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the corporation that owns such property as such name appears in its certificate of incorporation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such Mortgaged Property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

11. Deposit Accounts. Attached hereto as Schedule 11 is a true and correct list of deposit accounts, brokerage accounts or securities investment accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account, and the account number.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of commercial tort claims in excess of $500,000 held by any Grantor, including a brief description thereof.

3

IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate as of the date first above written.

GRAFTECH FINANCE INC.,

by

Name:
	Title:	Financial Officer
Address:

[SIGNATURE PAGE TO PERFECTION CERTIFICATE]

SCHEDULE 1

TO PERFECTION CERTIFICATE

CHANGES IN CORPORATE STRUCTURE AND IDENTITY

SCHEDULE 4(A)

TO PERFECTION CERTIFICATE

FILE SEARCH REPORTS

Attached hereto.

SCHEDULE 4(B)

TO PERFECTION CERTIFICATE

EXISTING FINANCING STATEMENTS AND LIENS

Attached hereto.

SCHEDULE 5

TO PERFECTION CERTIFICATE

FORM OF FINANCING STATEMENT

Attached hereto.

SCHEDULE 6

TO PERFECTION CERTIFICATE

SCHEDULE OF FILINGS

SCHEDULE 7

TO PERFECTION CERTIFICATE

STOCK OWNERSHIP

SCHEDULE 8

TO PERFECTION CERTIFICATE

NOTES

SCHEDULE 9

TO PERFECTION CERTIFICATE

ADVANCES

SCHEDULE 10

TO PERFECTION CERTIFICATE

MORTGAGE FILINGS

SCHEDULE 11

TO PERFECTION CERTIFICATE

DEPOSIT ACCOUNTS

SCHEDULE 12

TO PERFECTION CERTIFICATE

COMMERCIAL TORT CLAIMS